Consent of Independent Certified Public Accountants

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Gerald Stevens, Inc. for the registration of 4,894,039 shares of its common stock and to the incorporation by reference therein of our reports dated October 8, 1998, with repect to the consolidated financial statements and schedule of Gerald Stevens,Inc. included in its Annual Report (Form 10-K) for the year ended August 31, 1999, filed with the Securities and Exchange Commission.

                                                           /s/ Ernst & Young LLP

Tampa, Florida
April 13, 2000